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Exhibit 99.1

               GENTA AND AVENTIS ENTER WORLDWIDE COLLABORATION TO
                    DEVELOP AND COMMERCIALIZE GENASENSE(TM)

      Agreement for Innovative Apoptosis-Directed Drug for Cancer Treatment

BERKELEY HEIGHTS, NJ AND FRANKFURT, GERMANY, APRIL 29, 2002 - Genta
Incorporated (NASDAQ: GNTA) and Aventis (NYSE: AVE) announced today that they have entered into an agreement to jointly develop and commercialize GenasenseTM (G3139), Genta's lead antisense compound. Genasense is currently in multiple Phase 3 clinical trials that test its ability to enhance the effectiveness of chemotherapy in patients with both hematologic cancers and solid tumors. By inhibiting production of a protein called Bcl-2, Genasense is the first oncology drug of its kind to directly target the biochemical pathway (known as apoptosis) whereby cancer cells are ultimately killed by chemotherapy.

In many types of cancer, Bcl-2 is believed to play a major role in mediating resistance to anticancer treatment by preventing apoptosis. By selectively knocking out the production of Bcl-2, Genasense may greatly improve the activity of different cancer therapies by unblocking this central pathway of cell death.

"This collaboration brings together world-class leadership in oncology product development," stated Raymond P. Warrell, Jr., M.D., Chairman and CEO of Genta. "Having followed the terrific work that Aventis has conducted with its leading oncology drug (Taxotere(R)), we believe this new collaboration is perfectly poised to maximize the blockbuster potential of Genasense on a worldwide basis. Genta's expertise in hematologic oncology, both in development and marketing, will be a key factor in the ultimate success of the product."

"Developing innovative products to help patients with cancer live longer is a primary goal for Aventis, and we believe Genasense is one of the most promising late stage investigational oncology compounds currently under study," said Richard Markham, Chief Executive Officer for Aventis Pharma. "This is a highly significant collaboration for Aventis, as Genasense is at the leading edge of innovative, targeted cancer therapy. One of our clear objectives for achieving sales growth in the coming years is the in-licensing of late-stage development compounds with significant commercial potential, and this agreement is a tangible example of that commitment."

Under the terms of the agreement, Genta and Aventis will jointly develop and co-market Genasense in the United States, and Aventis will have exclusive development and marketing rights to the compound in all countries outside of the U.S. Genta will retain responsibility for global manufacturing and for regulatory filings within the U.S., while Aventis will assume all regulatory

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responsibilities outside the U.S. Joint management teams, including representatives from both partners, will oversee the Alliance.

Collectively, this agreement will provide up to $480 million in cash, equity, milestones and convertible debt to Genta. In addition, Aventis will fund 75 percent of all future NDA-directed development costs in the U.S., and 100 percent of all other development, marketing, and sales costs within the U.S. and elsewhere. Genta will also receive royalties on all worldwide sales of Genasense. Genta will receive a total of $135 million in initial and near-term payments consisting of $10 million cash as a licensing fee and $40 million cash as development fees, $10 million in convertible debt, and $75 million pursuant to an equity investment upon achievement of a near-term clinical milestone. Genta will receive an additional $280 million in cash, and $65 million in convertible notes, pursuant to achievement of clinical and regulatory milestones.

GENTA INCORPORATED is a biopharmaceutical company with a diversified product portfolio that is focused on anticancer therapy. The Company's research platform is anchored by DNA Medicines, particularly applications of antisense and decoy aptamers. GenasenseTM, the Company's lead compound, is currently in Phase 3 trials for melanoma, multiple myeloma, chronic lymphocytic leukemia, and non-small cell lung cancer. The drug is also being studied in Phase 2 trials for leukemia, lymphoma, and prostate and small cell lung cancers. Genta's drug pipeline also comprises a portfolio of small molecules, including Gallium Products for treatment of cancer and accelerated bone loss, and Androgenics Compounds for treatment of prostate cancer. Genta aims to become a direct marketer of its pharmaceutical products in the United States. For more information about Genta, please visit our website at: www.genta.com.

AVENTIS has one of the industry's leading oncology portfolios, lead by Taxotere(R) (docetaxel), one of the most widely used chemotherapeutic agents worldwide for the treatment of patients with breast cancer and non-small cell lung cancer. Taxotere is also being studied extensively for use in treating patients with multiple other tumor types. Aventis also markets Campto(R) (irinotecan), a reference treatment for advanced colon cancer, in countries outside of the US, and Anzemet(R) (dolasetron mesylate), a 5HT3 inhibitor for the treatment of chemotherapy induced nausea and vomiting in the U.S. In addition, the company has a rich pipeline of investigational oncology compounds, including AVE8062, a unique vascular targeting agent that differs from angiogenesis inhibitors in that it targets both existing and newly developing blood vessels within tumors; flavopiridol, a novel cell cycle inhibitor; 109881, a third generation taxoid drug that may offer benefits over available taxoids; LIT976, a new formulation of Taxotere designed to have an improved safety profile; and the ALVAC cancer vaccines being developed through Aventis Pasteur. Aventis also has on-going partnerships with Aphton Pharmaceuticals for G17DT, a novel

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immunotherapy initially targeted for gastrointestinal cancers, and
MediGene AG for a vaccine to treat malignant melanoma. In addition to its commitment to oncology, Aventis focuses on prescription drugs for other therapeutic areas such as cardiology, diabetes and respiratory disorders as well as on human vaccines. In 2001, Aventis generated sales of (L)17.7 billion, invested approx. (L)3 billion in research and development and employed approx. 75,000 people in its core business. Aventis corporate headquarters are in Strasbourg, France. For more information, please visit: www.aventis.com

The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expressions are intended to identify forward-looking statements. The Companies intend that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Companies' views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Companies to differ materially from any future results expressed or implied by such forward-looking statements. For example, the results obtained in pre-clinical or clinical studies may not be indicative of results that will be obtained in future clinical trials, delays in the initiation or completion of clinical trials may occur as a result of many factors, and clinical trials may not yield results that are suitable for regulatory approvals. Further examples of such risks and uncertainties also include, but are not limited to: the obtaining of sufficient financing to maintain the Companies' planned operations; timely development, receipt of necessary regulatory approvals, and acceptance of new products; the successful application of the Companies' technology to produce new products; the obtaining of proprietary protection for any such technology and products; the impact of competitive products and pricing and reimbursement policies; governmental approvals of the agreements; and changing market conditions. The Companies do not undertake to update forward-looking statements. Although the Companies believe that the forward-looking statements contained herein are reasonable, they can give no assurances that the Companies' expectations are correct. All forward looking statements are expressly qualified in their entirety by this cautionary statement and other factors detailed in both Companies' reports as filed with the Securities and Exchange Commission.
SOURCES: Genta Incorporated and Aventis